Exhibit 99.1

News Release
Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309

Tel: 404 853 1400 Fax: 404 853 1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS DECLARES

QUARTERLY DIVIDEND

ATLANTA, March 30, 2005 – The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 15 cents per share. The dividend is payable on May 2, 2005 to shareholders of record on April 15, 2005.

The Company will host a conference call on April 4, 2005 at 4:00 p.m. ET to discuss its fiscal year 2005 second quarter performance, following the announcement of quarterly results earlier that day. Vernon J. Nagel, Chairman and Chief Executive Officer of Acuity Brands, will lead the call. A live Webcast of the discussion will be accessible at the Company’s Web site: www.acuitybrands.com. A replay of the conference call will also be posted and archived to that site within two hours of the completion of the call.

Acuity Brands, Inc., with fiscal year 2004 net sales of over $2.1 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Hydrel®, American Electric Lighting®, and Gotham®. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial™, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,000 people and has operations throughout North America and in Europe and Asia.